EXHIBIT 10.18

       SWANK, INC. 1998 EQUITY INCENTIVE COMPENSATION PLAN

         NOTICE OF PERFORMANCE AWARD AND AWARD AGREEMENT


          SWANK, INC. (the "Company") is pleased to inform you that on October 21, 1998 the committee (the "Committee") administering the 1998 Equity Incentive Compensation Plan (the "Plan") of the Company granted to you a Performance Award (the "Award") under the Plan upon the terms and subject to the conditions of this Award Agreement and the Plan and subject to your written agreement to such terms and conditions. Accordingly, please confirm below your agreement with the Company as follows:

          1. Performance Award. (a) Provided that the Cumulative Pretax Income of the Company (as defined below) is at least $22,058,000, you shall be entitled to receive (i) an amount in cash equal to $324,000, which shall be paid to you pursuant to
Section 2 hereof and (ii) the number of shares of the Company's common stock, $.10 par value per share (the "Common Stock"), equal to the quotient of (A) $216,000 divided by (B) the Fair Market Value per share on the Payment Date (rounded down to the nearest whole share), which shall be issuable to you pursuant to
Section 3 hereof;

          (b) Provided that the Cumulative Pretax Income of the Company is at least $20,765,000 but is less than $22,058,000, you shall be entitled to receive (i) an amount in cash equal to $291,600, which shall be paid to you pursuant to Section 2 hereof and (ii) the number of shares of Common Stock equal to the quotient of (A) $194,400 divided by (B) the Fair Market Value per share of Common Stock on the Payment Date (rounded down to the nearest whole share),which shall be issuable to you pursuant to
Section 3 hereof;

          (c) Provided that the Cumulative Pretax Income of the Company is at least $19,475,000 but is less than $20,765,000, you shall be entitled to receive (i) an amount in cash equal to $259,200, which shall be paid to you pursuant to Section 2 hereof and (ii) the number of shares of Common Stock equal to the quotient of (A) $172,800 divided by (B) the Fair Market Value per share of Common Stock on the Payment Date (rounded down to the nearest whole share),which shall be issuable to you pursuant to
Section 3 hereof; or

          (d) Provided that the Cumulative Pretax Income of the Company is at least $18,180,000 but is less than $19,475,000, you shall be entitled to receive (i) an amount in cash equal to $226,800, which shall be paid to you pursuant to Section 2 hereof and (ii) the number of shares of Common Stock equal to the quotient of (A) $151,200 divided by (B) the Fair Market Value per share of Common Stock on the Payment Date (rounded down to the nearest whole share),which shall be issuable to you pursuant to
Section 3 hereof.

          The term "Cumulative Pretax Income of the Company" means the sum of the income before income taxes of the Company for each of the fiscal years ending December 31, 1998, 1999 and 2000, in each case as set forth on the Consolidated Statement of Operations of the Company contained in the audited consolidated financial statements of the Company for such years as certified by PricewaterhouseCoopers LLP, or such other independent certified public accounting firm as shall then be retained by the Company to audit and report on its financial statements. In calculating Cumulative Pretax Income of the Company, income before income taxes of the Company shall be reduced by all amounts required to be accrued pursuant to generally accepted accounting principles, as in effect from time to time, in respect of all compensation heretofore and hereafter granted or awarded under the Plan for each of the fiscal years ending December 31, 1998, 1999 and 2000. Without limiting the generality of the foregoing, in no event will the Company have any obligation to make any payments or distributions pursuant to the Plan unless the consolidated balance sheet of the Company as of December 31, 2000 contained in the audited consolidated financial statements of the Company for such year includes an accrued liability of at least $2,103,360 in respect of such payments and distributions. The determination by the Company of all amounts required to be accrued and all other matters herein shall be final and binding for all purposes.

          2. Payment of Cash Amounts. Cash amounts payable to you pursuant to this Award Agreement shall be paid no later than thirty (30) days after the Accountants shall have completed their audit on and shall have delivered their signed opinion to the Company with respect to the audited consolidated financial statements of the Company for the fiscal year ending December 31, 2000 containing an audited Consolidated Statement of Operations for each of the three years ending December 31, 2000.

          3. Vesting and Issuance of Shares of Common Stock; No Registration. (a) Shares of Common Stock earned by you under
Section 1 hereof shall vest and be issuable to you over a three-year period as follows: one-third of the shares of Common Stock shall vest on and shall be issued to you on April 30, 2001, one-third of the shares of Common Stock shall vest on and shall be issued to you on April 30, 2002 and the remainder of the shares of Common Stock shall vest on and shall be issued to you on April 30, 2003, in each case rounded down to the nearest whole share.

          (b) Neither the Award nor the shares of Common Stock issuable pursuant to the Award and this Award Agreement have been or will be registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities or "blue sky" laws. Accordingly, you hereby represent and warrant that the Award is being acquired by you for your own account and not with a view to the distribution of the Award within the meaning of the Securities Act. In addition, you hereby represent and warrant that the shares of Common Stock, when issued, will be acquired by you for your own account and not with a view to the distribution of such shares of Common Stock within the meaning of the Securities Act. You also acknowledge that any pledge, sale, assignment, transfer or other disposition of such shares by you may be made only pursuant to a registration statement under the Securities Act which is effective and current with respect to the sale of such shares, or a specific exemption from the registration requirements of the Securities Act, and, in any event, in accordance with all applicable state securities and "blue sky" laws. Nothing herein shall be construed as requiring the Company to register the Shares under the Securities Act or to qualify or register the Shares under any applicable state securities or "blue sky" laws. Any attempted pledge, sale, assignment, transfer or other disposition of any or all of the Shares in violation of this Award Agreement shall be void and of no force or effect. The Company may affix legends upon the certificates for the Shares and may issue such "stop transfer" instructions to its transfer agent in respect of the Shares as may be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act and any applicable state securities or "blue sky" laws, or to otherwise effect the intent and purposes of this Agreement.

          (b) If at any time the Company shall determine that the listing or qualification of the shares of Common Stock issuable pursuant to this Award Agreement on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to, or in connection with, the pledge, sale, assignment, transfer or other disposition of such shares, the Company may delay or refuse to issue such shares unless and until same may be effected or obtained free of any conditions not acceptable to the Company.

          4. No Right to Employment. Nothing in the Plan or in this Award Agreement, nor the grant to you of the Award, shall confer on you any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate such employment at any time for any reason whatsoever without liability to the Company.

          5. Termination of Employment. Notwithstanding anything contained in this Award Agreement to the contrary, in the event your employment with the Company shall cease for any reason, including upon your death or disability, then (a) if such termination shall be on or prior to December 31, 2000, this Award Agreement shall terminate contemporaneously therewith, and no cash amount shall be payable and no shares of Common Stock shall vest or be issued under this Award Agreement and (b) if such termination shall be subsequent to December 31, 2000 and such termination shall be for any reason other than for "cause", the cash amount payable hereunder but not theretofore paid shall be paid to you, or, in the event or your death, your legal representatives, in accordance with the terms and conditions of this Award Agreement, but no shares of Common Stock not theretofore vested and issued to you shall thereafter vest or be issuable under this Award Agreement; provided, that if such termination shall be for "cause", then this Award Agreement shall terminate contemporaneously with the termination of your employment, and no cash amount shall thereafter be payable and no shares of Common Stock shall thereafter vest or be issuable under this Award Agreement.

          6. Award Subject to Plan. The Award, including the shares of Common Stock issuable under this Award Agreement, are subject to the terms and conditions of the Plan, a copy of which is attached hereto, incorporated by reference herein and made a part hereof. In the event of a conflict between the terms of this Award Agreement and the terms of the Plan, the terms of the Plan shall govern. Capitalized terms used but not defined herein shall have the meanings assigned to such terms as set forth in the Plan.

          7. No Rights as a Stockholder. You shall have no rights as a stockholder with respect to any of the shares of Common Stock issuable hereunder until such shares have vested and certificates representing such shares shall have been issued to you. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights, or for any other reason, for which the record date is prior to the date any such stock certificate shall be issued.

          8. Miscellaneous. (a) Neither the Award nor this Award Agreement shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by you otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company. Subject to the foregoing, this Award Agreement shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee, executor, administrator or legal representative entitled to your rights under this Award Agreement.

          (b) This Award Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflicts of law rules thereof (or any other law that would make the laws of any state or jurisdiction other than the State of Delaware applicable hereto).

          (c) The invalidity, illegality or unenforceability of any provision in this Award Agreement shall not affect the validity, legality or enforceability of any other provision.

          (d) This Award Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

          (e) This Award Agreement (together with the Plan) constitutes the entire agreement between the parties with respect to the subject matter hereof. No amendment or supplement or waiver of any provision of this Award Agreement shall be effective unless the same shall be in writing and signed by each of parties hereto (in the case of an amendment or supplement) or by the waiving party (in the case of a waiver).

          IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the day and year first above written.

SWANK, INC.

By: /s/ John Tulin
Title: John Tulin, President

/s/ Lewis A. Valenti
Lewis Valenti

18 Mill Rd. Ext.
Street Address

Woodcliff Lake, NJ 07675
Town or City, State and Zip Code

###-##-####
(Soc. Sec. or Tax ID No.)